Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / /      Preliminary Proxy Statement
     /x/      Definitive Proxy Statement
     / /      Definitive Additional Materials
     / /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              THE JUDGE GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/    No fee required per Exchange Act Rule 14a-6(i)(2)
/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
       0-11.

           1) Title of each class of securities to which transaction applies:

           2) Aggregate number of securities to which transaction applies:

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

           4) Proposed maximum aggregate value of transaction:

           5) Total fee paid:

/ /    Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                              THE JUDGE GROUP, INC.
                            Two Bala Plaza, Suite 405
                         Bala Cynwyd, Pennsylvania 19004

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held

                                  June 4, 1998

                       May 8, 1998

To the Shareholders:

You are cordially invited to attend the 1998 Annual Meeting of Shareholders of The Judge Group, Inc., which will be held at 10:00 a.m. on Thursday, June 4, 1998, at the Company's corporate headquarters, Two Bala Plaza, Suite 405, Bala Cynwyd, Pennsylvania, for the following purposes:

1.     To elect the Board of Directors;

2. To amend the Company's 1996 Incentive Stock Option and Non-Qualified Stock Option Plan for Key Employees and Non-Employee Directors;

3. To ratify the appointment of Rudolph Palitz LLP as the Company's independent accountants for the 1998 fiscal year; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 4, 1998 as the record date for the determination of the shareholders of record entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

The Company's Annual Report for fiscal 1997 is enclosed.

WHETHER OR NOT YOU PLAN TO ATTEND THE 1998 ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY OR PROXIES IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING YOUR PROXY CARD DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON.

                       By Order of the Board of Directors,

                       KATHARINE A. WIERCINSKI
                       Secretary

                              The Judge Group, Inc.
                            Two Bala Plaza, Suite 405
                         Bala Cynwyd, Pennsylvania 19004

                                 PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Judge Group, Inc., a Pennsylvania corporation (the "Company"), for use at the 1998 Annual Meeting of Shareholders scheduled for 10:00 a.m. on Thursday, June 4, 1998 at the Company's corporate headquarters, Two Bala Plaza, Suite 405, Bala Cynwyd, Pennsylvania 19004, and at any postponements or adjournments thereof. This proxy statement and the accompanying forms of proxy are first being mailed to shareholders on or about May 8, 1998.

Shares represented by properly executed proxy cards received by the Company at or before the meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented FOR the election of the nominees for directors named in this proxy statement, FOR the Amendment to the Company's 1996 Incentive Stock Option and Non-Qualified Stock Option Plan for Key Employees and Non-Employee Directors and FOR the ratification of Rudolph, Palitz LLP as the Company's independent accountants for 1998. The persons named on the proxy card will vote according to their best judgment as to any other business which properly comes before the meeting.

Signing and returning the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting or vote in person. A proxy may be revoked at any time before it is voted at the meeting by filing with the Secretary of the Company an instrument revoking it, by a duly executed proxy bearing a later date or by attending the 1998 Annual Meeting and giving notice of such revocation. Only shareholders of record at the close of business on May 4, 1998, the record date for the meeting, will be entitled to vote at the Annual Meeting.

The cost of this proxy statement will be paid by the Company. Additional solicitation by mail, telephone, telecopy or by personal solicitation may be conducted by directors, officers and employees of the Company, for which they will receive no additional compensation. Brokerage houses, fiduciaries and other nominees holding common shares of the Company as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

                  QUORUM, OUTSTANDING SHARES, VOTING RIGHTS AND
                        SHAREHOLDINGS OF CERTAIN PERSONS

Outstanding Shares and Voting Rights

The presence at the 1998 Annual Meeting, in person or by proxy, of the holders of shares representing a majority of the total number of votes authorized to be cast by the Company's outstanding common shares at the close of business on May 4, 1998 is necessary to constitute a quorum. In determining whether a quorum exists, holders of shares will be treated as being present at the Annual Meeting if the holders of such shares are present in person or are represented by valid proxies, whether the proxy cards granting such proxies are marked as casting a vote or abstaining or are left blank.

The affirmative vote of a majority of the votes cast at the meeting is required for the approval of any matter to come before the Annual Meeting. In determining the number of votes cast, shares abstaining from voting and shares held in street name that are indicated as not being voted due to lack of discretionary authority, such as a broker non-vote, will not be treated as votes cast. Shareholders do not have cumulative voting rights.

The Company has one class of outstanding capital stock, common shares, par value $.01 per share (the "Common Shares"). At the close of business on May 4, 1998, the record date for the Annual Meeting, there were outstanding 13,454,242 Common Shares.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 31, 1998, the beneficial ownership of the Company's Common Shares by: (i) each person who is known by the Company to be the beneficial owner of more than 5% of such shares; (ii) each director and nominee for director of the Company; (iii) each of the Company's executive officers named in the Summary Compensation Table ("Named Officers"); and (iv) all directors and executive officers of the Company as a group. This information is based upon public filings and in the case of the Company's officers and directors, information provided to the Company by such persons.

                                                                                     Common Stock(1)
                                                                                     ---------------
                                                                         Number of                       Percentage
  Name(2)                                                                 Shares                        Outstanding
  -------                                                              ------------                     -----------
  Martin E. Judge, Jr.                                                 6,125,099(3)                         45.4%

  Michael A. Dunn                                                      1,874,613(4)                         13.9%

  Wellington Management Company, LLP                                   1,052,800(5)                          7.8%
  75 State Street
  Boston, Massachusetts 02109

  Richard T. Furlano                                                      65,350(6)                         *

  Randolph J. Angermann                                                    8,294                            *

  James C. Hahn                                                           10,294                            *

  All directors and executive officers
  as a group (7 persons)                                               8,144,000(7)                         60.4%

*Less than one percent.

       (1) Unless otherwise indicated, beneficial ownership is based on sole voting and dispositive power with respect to the shares, and shares are held by the person listed or members of his or her family. Common Shares which the individual has the right to acquire, upon exercise of options and in certain other circumstances, are deemed to be outstanding and beneficially owned by the individual.

       (2) Unless otherwise indicated, the address of each person listed in the table is c/o The Judge Group, Inc., Two Bala Plaza, Suite 405, Bala Cynwyd, Pennsylvania 19004.

       (3) Includes 504,549 shares held by Takema, Ltd., LP, a Delaware limited partnership ("Takema") of which Mr. Judge is the General Partner, and 12,500 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.

       (4) Includes 261,010 shares held by the Michael A. Dunn Descendants' Trust, over which Mr. Dunn has sole dispositive power, and 6,500 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.

       (5) Consists of 962,800 Common Shares over which Wellington Management Company, LLP ("WMC") has shared voting power and 1,052,800 Common Shares over which WMC has shared investment power.

       (6) Includes 10,250 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.

       (7) Includes 37,000 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's Common Shares and certain other persons (collectively, "Covered Persons") to file with the Securities and Exchange Commission and the Nasdaq Stock Market, within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of Common Shares and certain other securities of the Company.

Based on the Company's review of the copies of reports received by it, and written representations, if any, received from Covered Persons with respect to the filing of reports on Forms 3, 4 and 5, the Company believes that all filings required to be made by the

Covered Persons for fiscal 1997 were made on a timely basis, except for the initial Form 3's required to be filed on February 14, 1997, by Mr. Judge, Mr. Furlano, Mr. Dunn, Mr. Andrews and Ms. Wiercinski in connection with the completion of the Company's initial public offering (the "Offering"), all of which were filed on February 18, 1997.

                        PROPOSAL 1. ELECTION OF DIRECTORS

The entire Board of Directors (the "Board"), comprised of five directors, will be elected at the 1998 Annual Meeting. All directors are elected annually and, if elected, will hold office until the next annual meeting of shareholders and until the election and qualification of their successors. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted FOR the election of the nominees set forth in the following table.

Nominees for Election as Directors; Identification of Executive Officers

Each nominee has consented to being named in this proxy statement and to serve, if elected. If any nominee at the time of his election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated by the Board of Directors, the persons named in the enclosed proxy, or their substitutes, will have discretion and authority to vote or refrain from voting for such nominee in accordance with their judgment. The five nominees receiving the highest number of votes cast at the Annual Meeting will be elected directors. For such purposes, the withholding of authority to vote, an abstention or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of directors. The following table also sets forth certain information concerning the Company's executive officers who are not also a director of the Company.

                                  Director/Officer
Name                    Age            Since       Principal Occupation and Experience
----                    ---            -----       -----------------------------------
Martin E. Judge, Jr.    54              1970       Founder; Chief Executive Officer and Chairman of the Board since 1970.

Richard T. Furlano      48              1996       Director and President of the Company. President of the Company's Contract
                                                   Placement business since April 1992.  He served as President of Judge Imaging
                                                   Systems, Inc. ("JIS"), a publicly held subsidiary of the Company until its merger into another wholly-owned subsidiary of the Company in February
                                                   1997 (the "JIS Merger").  During fiscal 1996 and until the JIS Merger in fiscal
                                                   1997, Mr. Furlano was also a director of JIS.  Mr. Furlano is the brother-in-
                                                   law of Mr. Judge.

Michael A. Dunn         50              1995       Director and Executive Vice President of the Company.  President of the
                                                   Company's Permanent Placement business since 1990. From 1980 to 1990,
                                                   Mr. Dunn served as Executive Vice President of the Permanent Placement
                                                   business, and has also held various recruiting and managerial positions in that business since joining the Company in 1973.  During fiscal 1996 and until the
                                                   JIS Merger in fiscal 1997, Mr. Dunn was a director of JIS.

Randolph J. Angermann   47              1997       Director.  Since February 1994, Mr. Angermann has been the President of Four
                                                   Seasons Properties Inc., a real estate investment firm.  From 1971 until its sale to Office Depot, Inc. in February 1994, Mr. Angermann owned and operated
                                                   Yorkship Business Supply, a diversified office products company.

James C. Hahn           55              1997       Director.  Since January 1996, Mr. Hahn has served as President and Chief
                                                   Executive Officer of AutoImage ID, Inc., a company that designs and manufactures real time recognition systems using automatic data collection applications.  From July 1991 to January 1994, Mr. Hahn was the Vice President
                                                   of Product Marketing for Gandalf Technologies, a publicly held multi-national
                                                   Canadian company that manufactures, sells and services data communication products used for computer-to-computer communications.  In addition, from
                                                   October 1991 to January 1996, Mr. Hahn served as a director of Harbor
                                                   Technology, Inc., a data communication and telemarketing network company.



The Board of Directors and its Committees

The Board held four meetings during the year ended December 31, 1997. During fiscal 1997, the Board had one pre-existing standing committee, the Stock Option Committee, and effective upon the successful completion of the Offering and the subsequent election to the Board of two independent directors in April 1997, the Board established two additional standing committees, the Compensation Committee and the Audit Committee. The Board does not have a standing nominating committee. The functions of a nominating committee are carried on by the Board of Directors as a whole.

The Compensation Committee. The Board established the Compensation Committee in April 1997 and elected Messrs. Angermann and Hahn as its members. This committee reviews categories of compensation levels of the Company's employees and determines guidelines for future compensation, including incentive compensation. This committee held one meeting during fiscal 1997.

The Stock Option Committee. This committee is authorized to grant options to officers and key employees of the Company pursuant to the Company's 1996 Incentive Stock Option and Non-Qualified Stock Option Plan for Key Employees and Non-Employee Directors (the "Stock Option Plan") and otherwise. Mr. Judge and Mr. Furlano served as the members of the Stock Option Committee for the first three months of fiscal 1997. Effective April 1997, the Board elected Messrs. Angermann and Hahn as the members of the Stock Option Committee. This committee held four meetings during fiscal 1997.

The Audit Committee. Effective April 1997, the Board established an Audit Committee and elected Messrs. Judge, Angermann and Hahn as its members. The primary responsibilities of this committee are to recommend annually the independent public accountants for appointment by the Board as auditors for the Company, review the scope of the audit made by the accountants, review the audit reports submitted by the accountants, conduct such other reviews as the committee deems appropriate and make reports and recommendations to the Board within the scope of its functions. This committee held one meeting during fiscal 1997.

Directors' Compensation

In fiscal 1997, the Company's directors, and the directors of each of the Company's subsidiaries, did not receive any compensation for their services as directors.

Upon election to the Board in April 1997, Mr. Angermann and Mr. Hahn (each a "Non-Employee Director" as defined in the Securities Exchange Act of 1934, as amended) each received 10,000 options, 2,500 of which were granted pursuant to the Company's Stock Option Plan.

Pursuant to the Company's Stock Option Plan, as amended, each person elected as a Non-Employee Director at the Annual Meeting will receive a grant of a Non-Qualified Stock Option (a "NQSO") to purchase 10,000 Common Shares (increased from 2,500 shares) on the first business day immediately following the date he or she is elected a director. In addition, pursuant to the Company's Stock Option Plan, as amended, on the first business day immediately following each of the dates on which an incumbent Non-Employee Director is re-elected, he or she will receive an additional grant of an NQSO to purchase 10,000 additional Common Shares (increased from 2,500 shares). The grant of NQSOs to Non-Employee Directors pursuant to the Stock Option Plan is automatic and neither the Committee nor the Board shall have any discretionary authority with respect thereto.

                   PROPOSAL 2. AMENDMENT TO STOCK OPTION PLAN

Unless contrary instructions are given, certain amendments, as described below, will be made to the Company's 1996 Incentive Stock Option and Non-Qualified Stock Option Plan for Key Employees and Non-Employee Directors. The Stock Option Plan was approved by the Company's Board of Directors in September of 1996.

On March 4, 1998, the Company's Board of Directors unanimously approved an amendment to the Stock Option Plan, subject to shareholder approval, to: (i) increase the number of Common Shares authorized for issuance under the Stock Option Plan from its current 1,500,000 shares to 3,500,000 shares, and (ii) increase the number of shares subject to options that can be granted under the Stock Option Plan to any key employee in a one-year period from the current 50,000 shares to 100,000 shares. The Board of Directors also amended the Stock Option Plan in certain other respects for which shareholder approval is not required and is not being sought.

The Board of Directors believes that the increase in the two limits on shares issuable under the Stock Option Plan is necessary for the Stock Option Plan to continue to fulfill its purpose of assisting the Company in attracting and retaining capable officers and other key management level employees, as well as non-employee directors, and motivating them, through stock ownership, to promote the best interests of the Company and its shareholders. Accordingly, the Board recommends approval of the amendment to the Stock Option Plan. A majority of the votes cast in favor of the amendments is necessary to approve this matter. For such purposes, the withholding of authority to vote, an abstention or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in favor of the amendments.

Summary of the Stock Option Plan, as Amended

The text of the Stock Option Plan, as amended and restated effective June 4, 1998, is attached as Appendix A to this proxy statement. The following description of the Stock Option Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the Stock Option Plan itself.

1. Stock Available Under Plan. The Stock Option Plan, as amended, authorizes up to an aggregate of 3,500,000 Common Shares for the granting of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) ("ISOs") and nonqualified stock options ("NQSOs"). As amended, no more than 100,000 Common Shares are available for options granted to any one key employee over any one-year period. Authorized but unissued shares or treasury shares may be issued under the Stock Option Plan.

The closing price of Common Stock on the NASDAQ National Market System on April 29, 1998 was $5.8125.

2. Eligible Individuals. Key employees of the Company and certain related corporations are eligible to receive ISOs and NQSOs under the Stock Option Plan. There are approximately 200 key employees currently eligible for participation in the Stock Option Plan. Non-employee directors of the Company are eligible to receive NQSOs under the Stock Option Plan in accordance with a formula discussed below. There are currently two non-employee directors eligible for participation in the Stock Option Plan.

3. Administration. The Stock Option Plan is currently administered by the Company's Stock Option Committee (the "Stock Option Committee"). The Stock Option Committee is given considerable discretion with respect to options granted to key employees under the Stock Option Plan. The Stock Option Committee has no discretion with respect to NQSOs granted to non-employee directors, because non-employee director grants are made under a formula discussed below.

4. Options Granted to Key Employees. The exercise price of options granted to key employees under the Stock Option Plan is determined by the Stock Option Committee, and must be at least equal to the fair market value of the Common Stock on the date of grant (110% of fair market value for an ISO granted to a more than 10% shareholder).

Options granted to key employees under the Stock Option Plan may not extend for more than ten years (five years for an ISO granted to a more than 10% shareholder), and become exercisable in such installments as the Stock Option Committee may specify, but not earlier than six months from the date of grant, except in limited circumstances. The Stock Option Committee determines the period following an optionee's termination of employment during which the option may be exercised. For ISOs, the period may not be longer than three months after termination of employment for a reason other than death or disability, or one year after termination of employment on account of disability. If the optionee dies, the option may be exercised for up to three years following death, such period to be determined by the Stock Option Committee. In no event, however, will an option be exercisable after its expiration date (generally up to ten years from the date of grant). The Stock Option Committee also has discretion under the Stock Option Plan to accelerate the exercisability of all or part of the unvested portion of a key employee's options.

The exercise price of an option is payable in cash. The Stock Option Committee, in its discretion, may also permit a key employee to pay the exercise price by surrendering previously held Common Shares or Common Shares subject to the option being exercised, or through a so-called broker-financed transaction. The Stock Option Plan also permits the withholding of shares issuable upon exercise of options or the delivery of previously acquired Common Shares to satisfy withholding taxes.

ISOs and, unless otherwise permitted by the Stock Option Committee, NQSOs granted to key employees under the Stock Option Plan are not transferable other than by will or pursuant to the laws of descent and distribution.

5. Options Granted to Non-Employee Directors. A non-employee director who is first elected to the Board at or after the 1998 annual shareholders meeting will receive an initial grant of an NQSO to purchase 10,000 Common Shares (increased from 2,500 shares) on the date he or she is elected. In addition, on the first business day immediately following each of the annual shareholders meetings at which an incumbent non-employee director is re-elected, starting with the 1998 annual shareholders meeting, each non-employee director will receive a grant of an NQSO to purchase 10,000 Common Shares (increased from 2,500 shares).

NQSOs granted to non-employee directors will become exercisable in three equal annual installments commencing with the first anniversary of the grant date, but only if the non-employee director has attended at least 75 percent of the Board meetings during the 12-month period immediately preceding the date the annual installment first becomes exercisable. In the event the non-employee director fails to attend at least 75 percent of the Board meetings during the 12-month period immediately preceding the date the annual installment first becomes exercisable, the options otherwise exercisable in that installment will not be exercisable but will be cancelled and will be available for other grants under the Stock Option Plan. The exercise price of NQSOs granted to non-employee directors
                                        5
is the fair market value of the Common Stock at the time of grant. The exercise price may be paid in cash or by surrendering Common Stock to the Company. Options granted to non-employee directors expire on the earliest of (1) ten years from the date of grant, (2) one year from the date the optionee ceases to be a director on account of death or disability, or (3) three months from the date the optionee ceases to be a director for a reason other than death or disability.

A non-employee director may transfer his or her NQSO to an immediate family member, or a partnership or trust established solely for the benefit of immediate family members.

6. Capital Adjustments. The limits on the number of shares issuable under the Stock Option Plan, as well as the number of shares subject to annual grants to non-employee directors, will be adjusted in the event of a stock split, stock dividend or similar change in the capitalization of the Company. The Stock Option Plan also provides that, in the event of a merger, consolidation or other specified corporate transactions, options will be assumed by the surviving or successor corporation, if any. However, the Stock Option Plan also authorizes the Stock Option Committee to terminate options granted to key employees in the event of such a corporate transaction. The exercise date of any options to be so terminated may be accelerated by the Stock Option Committee, in its discretion. In the event of a corporate transaction where shareholders are to receive cash, stock or other property, and NQSOs granted to non-employee directors are not assumed by the surviving or successor corporation, all NQSOs held by non-employee directors will be terminated, and each non-employee director will receive cash equal to the difference between (1) the exercise price of the shares not yet exercised under the NQSO, and (2) the per share value to be received by shareholders in connection with such transaction.

7. Effective Date; Duration. The Stock Option Plan became effective on September 4, 1996. As amended and restated, the Stock Option Plan becomes effective on June 4, 1998, subject to shareholder approval. The Stock Option Plan automatically terminates on September 3, 2006, and no further options may be granted under the Stock Option Plan thereafter. The Stock Option Plan may be amended, suspended or terminated at any time by the Board, provided that, without shareholder approval, no such amendment may: (i) change the class of persons eligible to receive ISOs, (ii) increase the maximum number of Common Shares authorized for issuance of ISOs, or (iii) extend the duration of the Stock Option Plan with respect to ISOs. Requisite shareholder approval is also required for any amendment that would require shareholder approval under the rules of the market on which Common Stock is listed.

Federal Income Tax Treatment of Options

The Company has been advised that, under present federal tax laws and regulations, the federal income tax consequences to the Company, to employees receiving ISOs, and to employees and non-employee directors receiving NQSOs pursuant to the Stock Option Plan are as described below.

Upon the grant or exercise of an ISO, no income will be realized by the optionee for federal income tax purposes (although the excess of the fair market value of the shares over the exercise price will generally be included in the optionee's alternative minimum taxable income), and the Company will not be entitled to any deduction. If the shares received on the exercise of an ISO are not disposed of within one year following the date of the transfer of such shares to the optionee, or within two years following the date of the grant of the option, any profit realized by the optionee upon the disposition of such shares will generally be taxed as capital gain. In such event, no deduction will be allowed to the Company.

Upon the grant of an NQSO, no income will be realized by the optionee for federal income tax purposes. Upon the exercise of an NQSO, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be taxed as ordinary income to the optionee, and the Company will be entitled to a corresponding deduction.

Various additional tax consequences apply to the granting and exercise of options and to the disposition of shares acquired thereunder, but such consequences are beyond the scope of this summary.

                     PROPOSAL 3. RATIFICATION OF ACCOUNTANTS

In the absence of instructions to the contrary, proxies will be voted in favor of the reappointment of Rudolph, Palitz LLP as independent accountants of the Company to serve until the next Annual Meeting of Shareholders. The election of independent accountants by the shareholders is not required by law or by the Company's By-Laws; however, the Company has decided to submit this matter to the shareholders and believes that it is good practice to do so. A majority of the votes cast in favor of the election of Rudolph, Palitz, LLP is necessary to approve this matter. For such purposes, the withholding of authority to vote, an abstention or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in favor of the election.

If a majority of the votes cast on this matter are not cast in favor of the election of Rudolph, Palitz LLP, the Company will appoint other independent accountants as soon as is practical and before the close of 1998.

A representative of Rudolph, Palitz LLP is expected to be present at the Annual Meeting to make a statement if desired and will be available to respond to any appropriate questions.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the annual and long-term compensation paid or accrued for the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus exceeded $100,000 for services rendered to the Company and its subsidiaries during fiscal 1997 ("Named Officers").

                                                                                        Annual Compensation(1)
                                                                                        ----------------------
                                                                                                                All Other
Name                            Principal Position                Year            Salary        Bonus          Compensation
----                            ------------------                ----            ------        -----          ------------
Martin E. Judge, Jr.            Chief Executive Officer and       1997            $ 494,782     $    --        $  142,273 (2)
                                Chairman of the Board

Richard T. Furlano              President                         1997            $ 304,025     $17,500        $

Michael A. Dunn                 Executive Vice President          1997            $ 261,525     $    --        $   41,347 (3)

(1) The Company has omitted in the Summary Compensation Table information concerning the value of perquisites and other personal benefits which, in the aggregate, do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the Named Officers.

(2) Includes life insurance premiums of $123,823 paid by Company (recoverable by Company upon policy cancellation or payment of death benefits).

(3) Represents life insurance premiums of $30,447 paid by Company (recoverable by Company upon policy cancellation or payment of death benefits) and $10,900 for a company provided car.

Stock Option Tables

The following tables provide information with respect to stock option grants by the Company to the Named Officers in 1997 and the number of unexercised options and the value of unexercised in-the-money options at December 31, 1997, respectively.

                        Option Grants in Last Fiscal Year
                                                                                              Potential Realizable Value at Assumed
                                                                                                    Annual Rates of Stock Price
                                                           Individual Grants                     Appreciation for Option Term (3)
                                                           -----------------                  -------------------------------------
                                           % of Total Options
                             Options     Granted to Employees     Exercise        Expiration
                             Granted      in Fiscal Year (1)      Per Share        Date (2)          5%                 10%
-----------------------------------------------------------------------------------------------------------------------------------
Martin E. Judge, Jr.         50,000              7.20%              $7.50           2/14/07       $610,835           $972,653
Michael A. Dunn              26,000              3.73%               7.50           2/14/07        317,634            505,780
Richard T. Furlano           41,000              5.90%               7.50           2/14/07        500,885            797,576
===================================================================================================================================

(1) The Company granted a total of 695,500 options during fiscal 1997 (including 20,000 options granted to Non-Employee Directors, 15,000 of which were issued outside of the Stock Option Plan).

(2) The options will become exercisable in equal annual installments over a four-year period and will have a term of ten years.

(3) These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date.


                          Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                                       Number of Unexercised              Value of Unexercised
                                                                         Options at Fiscal                In-the-Money Options
                                                                             Year-End                    at Fiscal Year-End (2)
                                                                     -------------------------        ---------------------------
                               Shares
                             Acquired on                             Exercis-       Unexercis-        Exercis-         Unexercis-
          Name                Exercise       Value Realized (1)        able            able             able              able
------------------------------------------------------------------------------------------------------------------------------------
Martin E. Judge, Jr.             --                  $--              12,500          37,500             $--               $--
Michael A. Dunn                  --                   --               6,500          19,500              --                --
Richard T. Furlano               --                   --              10,250          30,750              --                --
====================================================================================================================================

(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the Company's Common Shares on December 31, 1997 was $4.875 per share.

Performance Graph

The graph set forth below compares the cumulative total returns to holders of Common Shares of the Company with the cumulative total return of the NASDAQ Stock Market-US Index and of a peer group selected by the Company for the period beginning February 14, 1997, the date trading first began in the Company's Common Shares on the Nasdaq National Market following the Offering, and ending December 31, 1997, assuming the investment in the relevant stock or index was $100 at February 14, 1997 and that all dividends were reinvested. The peer companies were selected by the Company on the basis of their involvement in the employment staffing industry and/or their selection by the underwriters of the Offering for purposes of valuing the Company's Common Shares. The peer group is composed of Data Processing Resources Corp., Hall Kinion & Associates, Inc., Alternative Resources Corp., TSR, Inc., and Metro Information Services. The information with respect to Hall Kinion & Associates, Inc. is provided as of August 5, 1997, the date of its initial public offering. The closing market price of the Company's Common Shares as of December 31, 1997 was $4.875 per share.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
           FOR THE PERIOD FROM FEBRUARY 14, 1997 TO DECEMBER 31, 1997





                               [GRAPHIC OMITTED]



In the printed version there appears a line graph with the following plot points depicted.


================================================================================
                                        February 14,            December 31,
                                            1997                    1997
--------------------------------------------------------------------------------
The Judge Group, Inc.                     $  100.00               $  65.00

Peer Group                                   100.00                 143.21

NASDAQ Stock Market - US                     100.00                 116.03
================================================================================

Employment Agreements

The Company does not have employment agreements with any Named Officers. The Company does, however, require that all key employees execute confidentiality and one-year post-termination non-competition agreements.

Compensation Committee Interlocks and Insider Participation

From January to April 1997, decisions concerning compensation of executive officers were made by the Board of Directors, which was comprised of Mr. Judge, Chairman of the Board and Chief Executive Officer; Mr. Furlano, President; and Mr. Dunn, Executive

Vice President of the Company. Effective April 1997, Messrs. Angermann and Hahn were elected as members of the Compensation Committee.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

Introduction

Pursuant to rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information with respect to the compensation provided to the Company's Chief Executive Officer and certain other of its executive officers. In fulfillment of this requirement, the Compensation Committee of the Board of Directors have prepared the following report addressing the Company's executive compensation policies for the fiscal year ended December 31, 1997 for inclusion in this Proxy Statement.

The Compensation Committee reviews and approves salaries and other matters relating to compensation of the Company's executive officers, including incentives and other forms of compensation and benefits. The Compensation Committee is comprised of Messrs.
Angermann and Hahn, both of whom are non-employee directors.

Compensation Policies

Historically, the Company's compensation package has consisted of base salary, bonuses and equity incentives in the form of stock options. In light of the Company's need to secure, retain and motivate management employees of high caliber who possess skills useful to the development and growth of the Company, the Compensation Committee has established the following principles in awarding compensation:

                  o Executive and management compensation should be based in part on the Company's performance. Stock options and cash incentive performance bonuses should be used to motivate executives and management to achieve the Company's long-term goals and objectives.

                  o Equity ownership by employees, including executive officers, serves to align the interests of employees with the interests of shareholders by providing employees with incentives to build shareholder values.

                  o Salaries for each executive officer should be set with reference to the range of salaries for similar positions in comparable companies in the Company's industry [, as reported in compensation survey information obtained by the Company from compensation consulting firms].

Base and Cash Incentive Performance Bonus Compensation

The base compensation paid to the Company's executive officers is influenced significantly by the need to attract and retain management employees with high levels of expertise.

In the opinion of the Compensation Committee, based upon a survey conducted by the Company of companies with a similar characteristics as the Company and other information available to the Compensation Committee on competitive salaries, the base compensation paid to the Company's executive officers and managers falls within the range of salaries for similar positions in comparable employment staffing and information technology service companies.

The Company's bonus plan (the "Bonus Plan") was established in 1997 to award cash incentive performance bonuses to management employees. Under the Bonus Plan, cash incentive bonuses are awarded to management employees, including executive officers, based upon a formula consisting of the accomplishment of certain Company and individual performance goals, which include meeting revenue, revenue growth rate and operating income targets related to the business operations for which they are responsible.

The amount of the cash incentive bonus to be awarded to each management employee is based upon the responsibility of the employee within the Company. The higher the level of responsibility of the employee, the greater the portion of that employee's base compensation that can be awarded as a cash incentive performance bonus. For 1997, targeted cash incentives ranged from 5% to 30% of the base compensation of a particular employee.

Equity Incentives

Historically, the Company has relied heavily upon the grant of stock options as part of its compensation policy. The Company believes that the granting of stock options encourages its executive officers and other key employees to achieve long-term goals and objectives that are consistent with results that benefit the Company's shareholders. The Company also believes that the grant of opportunities for an equity stake in the Company is important in attracting and retaining key employees. As a result, in 1997, the Company granted options under the Stock Option Plan to executive officers, senior managers and other key employees, to purchase a total of 675,500 of the Company's Common Shares (including options to purchase 95,000 of the Company's Common Shares cancelled upon resignation). The Company intends in 1998 and in the future to make additional grants to key employees and non-employee directors under the Stock Option Plan, as amended.

Chief Executive Officer Compensation

The Compensation Committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other executive officers. The salary received by the Chief Executive Officer in 1997 was based on the compensation policies discussed above.


                           THE COMPENSATION COMMITTEE

                              Randolph J. Angermann
                                  James C. Hahn


                              CERTAIN TRANSACTIONS

Since February 20, 1997, any transactions between the Company and related parties have been subject to the review and approval of its Audit Committee or a comparable committee consisting of a majority of disinterested parties.

As of September 3, 1996 each of Mr. Judge and Mr. Dunn and his wife executed personal guaranties of the Company's obligations under its line of credit and term loan with Midlantic Bank, N.A., to enable the Company to obtain the line of credit and term loan. Following the completion of the Offering in February 1997, the amount outstanding under the line of credit was repaid and Mr. Judge and Mr. and Mrs. Dunn were released from these guaranties.

As of January 1, 1997, the Company owed an aggregate of approximately $95,862 to Mr. Judge. These loans were unsecured and due upon demand and bore interest at various rates (from prime plus 1% to a fixed rate of 12%). The Company paid the interest related to these loans directly to the commercial banks from which Mr. Judge borrowed the funds on behalf of the Company. These loans were repaid at the closing of the Offering in February 1997. As of January 1, 1997, Mr. Judge owed the Company $398,605. This loan, which represented advances for personal expenditures paid by the Company, was due upon demand, unsecured and non-interest bearing, and was repaid at the closing of the Offering in February 1997.

As of January 1, 1997, the Company had advanced $133,350 to Judge Financial Group, a personal financial advisory company, which is owned by Dennis Judge, Martin E. Judge, Jr.'s brother. This advance was made for working capital purposes, did not bear interest, was unsecured and due upon demand and was repaid in February 1997.

As a condition to the completion of the Offering, the Company acquired JIS in a merger in which JIS merged into a newly organized wholly-owned subsidiary of the Company ("Judge Acquisition"). Judge Acquisition was the surviving corporation in the merger and changed its name to "Judge Imaging Systems, Inc." As a result of the merger, JIS became a wholly-owned subsidiary of the Company. The merger was approved by the stockholders of JIS at a Special Meeting held on January 17, 1997. As consideration, each share of JIS common stock or Series A preferred stock, other than shares owned by the Company, outstanding at the time of the merger was converted into one-third of a Common Share of the Company, which is equal to $2.50 divided by the initial public offering price. All JIS shares owned by the Company were cancelled. Prior to the merger, the Company owned approximately 25.6% of JIS's fully-diluted outstanding common stock. Mr. Judge beneficially owned an additional 34.1%, and other officers and directors of the Company beneficially owned an additional 3.7% of JIS's fully-diluted outstanding common stock. As a result, Mr. Judge and Mr. Dunn acquired 504,549 and 58,763 Common Shares of the Company, respectively, in exchange for shares of common and/or preferred stock they held in JIS.

                           ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO THE ATTENTION OF THE SECRETARY OF THE COMPANY, AT THE COMPANY'S PRINCIPAL ADDRESS SHOWN ON THE COVER PAGE OF THIS PROXY STATEMENT. THE COMPANY WILL FURNISH TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K OF THE COMPANY FOR FISCAL 1997, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING OF SUCH EXHIBIT(S).

                              SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal for presentation at the 1999 Annual Meeting of Shareholders must forward such proposal to the Secretary of the Company, at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than February 4, 1999.

                                  OTHER MATTERS

The Board of Directors knows of no matters to be presented for action at the 1998 Annual Meeting, other than those set forth in the attached Notice. However, if any other matters should properly come before the meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.





                                  By Order of the Board of Directors,


                                  KATHARINE A. WIERCINSKI
                                  Secretary

                                   Appendix A



                              THE JUDGE GROUP, INC.
                           1996 INCENTIVE STOCK OPTION
                                       AND
                         NON-QUALIFIED STOCK OPTION PLAN
                                       FOR
                    KEY EMPLOYEES AND NON-EMPLOYEE DIRECTORS

                (As Amended and Restated Effective June 4, 1998)

                                TABLE OF CONTENTS
                                                                          Page

SECTION 1  - Purpose and Definitions.......................................A-3

SECTION 2  - Administration................................................A-5

SECTION 3  - Eligibility...................................................A-5

SECTION 4  - Stock.........................................................A-5

SECTION 5  - Granting of Options...........................................A-6

SECTION 6  - Annual Limit..................................................A-6

SECTION 7  - Options for Non-Employee Directors............................A-6

SECTION 8  - Terms and Conditions of Options Granted to Key Employees......A-8

SECTION 9  - Option Agreements - Other Provisions.........................A-11

SECTION 10 - Capital Adjustments..........................................A-12

SECTION 11 - Amendment or Discontinuance of the Plan......................A-12

SECTION 12 - Termination of Plan..........................................A-13

SECTION 13 - Effective Date...............................................A-13

SECTION 14 - Miscellaneous................................................A-13

                              THE JUDGE GROUP, INC.
                         1996 INCENTIVE STOCK OPTION AND
                         NON-QUALIFIED STOCK OPTION PLAN
                                       FOR
                    KEY EMPLOYEES AND NON-EMPLOYEE DIRECTORS

                (As Amended and Restated Effective June 4, 1998)


         WHEREAS, The Judge Group, Inc. ("Company") adopted The Judge Group, Inc. 1996 Incentive Stock Option and Non- Qualified Stock Option Plan for Key Employees and Non-Employee Directors ("Plan") effective September 4, 1996; and

         WHEREAS, the Company desires to amend and restate the Plan to (i) incorporate Amendment No. 1 to the Plan, (ii) increase the number of shares available for granting under the Plan, (iii) increase the number of shares subject to options granted annually to non-employee directors, (iv) provide for the limited transfer of options granted to non-employee directors, and (v) clarify certain other provisions of the Plan (such as the restriction on amendments affecting grants to non-employee directors);

         NOW, THEREFORE, effective June 4, 1998, and subject to shareholder approval, the Plan is hereby amended and restated as follows:

                       SECTION 1 - Purpose and Definitions

                  (a) Purpose. This, THE JUDGE GROUP, INC. 1996 INCENTIVE STOCK OPTION AND NONQUALIFIED STOCK OPTION PLAN FOR KEY EMPLOYEES AND NON-EMPLOYEE DIRECTORS, is intended to provide a means whereby THE JUDGE GROUP, INC. may, through the grant of Incentive Stock Options and NonQualified Stock Options to purchase Common Stock of the Company to Key Employees, attract and retain such Key Employees and motivate such Key Employees to exercise their best efforts on behalf of the Company and of any Related Corporation. Moreover, the Company may, through the grant of Non-Qualified Stock Options to Non-Employee Directors under a formula, attract and retain Non-Employee Directors and motivate Non-Employee Directors to exercise their best efforts on behalf of the Company and any Related Corporation.

                  (b)      Definitions.

                           (1) Board. The term "Board" shall mean the Board of
                  Directors of the Company.

                           (2) Common Stock. The term "Common Stock" shall mean
                  the common stock of the Company, par value $0.01 per share.

                           (3) Code. The term "Code" shall mean the Internal
                  Revenue Code of 1986, as amended.

                           (4) Committee. The term "Committee" shall mean:

                                    (A) A committee which consists of not fewer
                           than two (2) directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under Section 16(b) of the Securities Exchange Act of 1934 and the requirements of section 162(m) of the Code); or

                                    (B) In the event a committee has not been
                           established in accordance with (A) above, the entire Board; provided, however, that a member of the Board shall not participate in a vote approving the grant of an Option to himself or herself to the extent provided under the laws of the Commonwealth of Pennsyl- vania governing corporate self-dealing.

                           (5) Company. The term "Company" shall mean The Judge
                  Group, Inc.

                           (6) Fair Market Value. The term "Fair Market Value"
                  shall mean the fair market value of the optioned shares of Common Stock, which shall be arrived at by a good faith determination of the Committee and shall be:

                                    (A) The quoted closing price, if there is a
                           market for the Common Stock on a registered securities exchange or in an over the counter market, on the date of grant;

                                    (B) The weighted average of the quoted
                           closing prices on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant;

                                    (C) The mean between the bid and asked
                           prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or

                                    (D) Such other method of determining fair
                           market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

                           Where the fair market value of the optioned shares of
                  Common Stock is determined under (B) above, the average of the quoted closing prices on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e., the valuation date), in accordance with Treas. Reg. ss. 20.2031-2(b)(1).

                           (7) Incentive Stock Option. The term "Incentive Stock
                  Option" ("ISO") shall mean an option which, at the time such option is granted under the Plan, qualifies as an ISO within the meaning of section 422 of the Code and is designated as an ISO in the Option Agreement.

                           (8) Key Employees. The term "Key Employees" shall
                  mean officers and other key employees of the Company or a Related Corporation.

                           (9) Non-Employee Directors. The term "Non-Employee
                  Directors" shall mean directors of the Company who are not employees of the Company or any Related Corporation.

                           (10) Non-Qualified Stock Option. The term
                  "Non-Qualified Stock Option" ("NQSO") shall mean an option which, at the time such option is granted, does not qualify as an ISO, and/or is designated as an NQSO in the Option Agreement.

                           (11) Option Agreement. The term "Option Agreement"
                  shall mean a written document evidencing the grant of an Option, as described in Section 9.

                           (12) Options. The term "Options" shall mean Incentive
                  Stock Options and Non-Qualified Stock Options.

                           (13) Plan. The term "Plan" shall mean The Judge
                  Group, Inc. 1996 Incentive Stock Option and NonQualified Stock Option Plan for Key Employees and Non-Employee Directors, as set forth herein and as amended from time to time.

                          (14) Related Corporation. The term "Related
                  Corporation" shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Code or the corporate parent of the Company, as defined in section 424(e) of the Code.

                  Notwithstanding Sections 1(b)(7) and (10) if the option is not designated in the Option Agreement as an ISO or NQSO, the option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO.

                           SECTION 2 - Administration

         The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

         The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees to be granted ISOs and/or NQSOs under the Plan, to grant Options on behalf of the Company and to set the date of grant and the other terms of such Options. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

         Notwithstanding the foregoing, the terms and conditions of grants of NQSOs to Non-Employee Directors are intended to be fixed in advance. Consequently, the grants of NQSOs to Non-Employee Directors shall be as set forth in Section 7 and neither the Committee nor the Board shall have any discretionary authority with respect thereto.

         No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                             SECTION 3 - Eligibility

         Key Employees shall be eligible to receive Options under the Plan. Non-Employee Directors shall be eligible to receive NQSOs (but not ISOs) pursuant to Section 7. More than one Option may be granted to a Key Employee or Non-Employee Director under the Plan.

                                SECTION 4 - Stock

         Options may be granted under the Plan to purchase up to a maximum of three million five hundred thousand (3,500,000) shares of Common Stock, subject to adjustment as hereinafter provided; provided, however, that no Key Employee shall receive Options for more than one-hundred thousand (100,000) shares of Common Stock over any one (1) year period. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

         If any Option granted under the Plan expires or otherwise terminates for any reason whatever (including, without limitation, the Key Employee's or Non-Employee Director's surrender thereof) without having been exercised, the shares subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such shares had never been subject to an Option, provided, however, that:

                  (a) If an Option is cancelled, the cancelled Option is counted against the maximum number of shares for which Options may be granted to a Key Employee, and

                  (b) If the Option price is reduced after the date of grant, the transaction is treated as a cancellation of an Option and the grant of a new Option for purposes of counting the maximum number of shares for which Options may be granted to a Key Employee.

                         SECTION 5 - Granting of Options

         From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees under the Plan such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem. The granting of an Option under the Plan shall not be deemed either to entitle the Key Employee to, or to disqualify the Key Employee from, any participation in any other grant of Options under the Plan. In making any determination as to whether a Key Employee shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Key Employee, his or her present and potential contributions to the success of the Company or a Related Corporation, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in a Key Employee's Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

         The Committee shall grant NQSOs to Non-Employee Directors in accordance with Section 7.

                            SECTION 6 - Annual Limit

                  (a) ISOs. The aggregate fair market value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under this Plan and any other ISO plan of the Company or a Related Corporation) shall not exceed one hundred thousand dollars ($100,000).

                  (b) NQSOs. The annual limit set forth above for ISOs shall not apply to NQSOs.

                 SECTION 7 - Options for Non-Employee Directors

                  (a) Granting of Options to Non-Employee Directors. Effective with the Company's annual shareholders' meeting in 1998, and with each annual shareholders' meeting thereafter, each elected or re-elected Non-Employee Director shall be granted an NQSO to purchase ten thousand (10,000) shares of Common Stock. In each case described above, the NQSO shall be granted as of the first business day immediately following the Non-Employee Director's election or subsequent re-election(s) to the Board, as applicable.

                  (b) Terms and Conditions of Options. Options granted to Non-Employee Directors shall expressly specify that they are NQSOs. In addition, such NQSOs shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan:

                           (1) Number of Shares. A statement of the number of
                  shares of Common Stock to which the Option pertains.

                           (2) Price. A statement of the per share Option
                  exercise price, which shall be 100% of the Fair Market Value per share of the optioned Common Stock on the date the Option is granted.

                           (3) Term. Subject to earlier termination as provided
                  in Section 7(b)(5), (6) and (7) below and in Section 10 hereof, the term of each Option granted under this Section 7 shall be 10 years from the date of grant.

                           (4) Exercise. Options granted under this Section 7
                  shall be exercisable in three equal annual installments commencing with the first anniversary of the grant date, but only if the Non-Employee Director has attended at least seventy-five (75) percent of the Board meetings during the twelve (12) month period immediately preceding the date the annual installment first becomes exercisable. In the event the Non-Employee Director fails to attend at least seventy-five (75) percent of the Board meetings during the twelve (12) month period immediately preceding the date the annual installment first becomes exercisable, the Options otherwise exercisable in that installment shall not be exercisable but shall be cancelled and shall be available for other grants under the Plan. Any Common Stock the right to the purchase of which accrued under an Option may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate option exercise price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon the exercise of an Option granted hereunder shall be forfeited.

                           The Option price shall be payable:

                                    (A)     In cash or its equivalent; or

                                     (B) Unless in the opinion of counsel to
                           the Company to do so may result in a possible loss of an exemption from short-swing profit liability, in whole or in part through the transfer of Common Stock previously acquired by the Non-Employee Director, provided the Common Stock so transferred has been held by the Non-Employee Director for more than 12 months on the date of exercise.

                                     In the event such Option exercise price
                           is paid, in whole or in part, with Common Stock, the portion of the Option exercise price so paid shall equal the Fair Market Value of the Common Stock so surrendered (determined in accordance with Section 1(b)(6), but on the date of exercise rather than on the date of grant).

                                     (5) Expiration of Term or Removal as
                           Director. If a Non-Employee Director's service as a director of the Company terminates prior to the expiration date fixed for his or her Option under this Section 7 for any reason (such as, without limitation, failure to be re-elected by the Company's shareholders) other than by disability or death, such Option may be exercised, to the extent of the number of shares of Common Stock with respect to which he or she could have exercised it on the date of such termination, by the Non-Employee Director at any time prior to the earlier of:

                                               (A) The expiration date
                                     specified in such Option; or

                                               (B) Three months after the
                                     date of such termination of service as a director.

                                     (6) Exercise upon Disability of
                           Non-Employee Director. If a Non-Employee Director shall become disabled (within the meaning of section 22(e)(3) of the Code) during his or her term as a director of the Company and, prior to the expiration date fixed for his or her Option, his or her term as a director is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares of Common Stock with respect to which the Non-Employee Director could have exercised it on the date of such termination, by the Non-Employee Director at any time prior to the earlier of:

                                               (A) The expiration date of
                                     such Option; or

                                               (B) One year after the date of
                                     such termination of service as a
                                     director.

                                     In the event of the Non-Employee
                           Director's legal disability, such Option may be so exercised by his or her legal representative.

                                     (7) Exercise upon Death of Non-Employee
                           Director. If a Non-Employee Director shall die during his or her term as a director of the Company and prior to the expiration date fixed for his or her Option, or if a

                           Non-Employee Director whose term as a director has been terminated for any reason shall die following his or her termination as a director, but prior to the earlier of:

                                             (A) The expiration date fixed for
                                    his or her Option; or

                                             (B) The expiration of the period
                                    determined under Section 7(b)(5) and (6) above;

                           such Option may be exercised, to the extent of the number of shares with respect to which the Non-Employee Director could have exercised it on the date of his or her death, by the Non-Employee Director's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Non-Employee Director, at any time prior to the earlier of:

                                            (i) The expiration date specified in
                                    such Option (which may be the expiration date determined under Section 7(b)(5) and
                                    (6) above); or

                                            (ii) One year after the date of
                                    death.

                  (c) Transferability. A Non-Employee Director may transfer an NQSO granted pursuant to this Section 7 to (1) a member of his or her immediate family, (2) a partnership of which the only partners are members of his or her immediate family, or (3) a trust established solely for the benefit of his or her immediate family members. Except as provided in the preceding sentence, or by will or the laws of descent and distribution, NQSOs granted pursuant to this Section 7 shall not be assignable or transferable by the Non-Employee Director, and during the lifetime of the Non-Employee Director, the NQSO shall be exercisable only by him or her or by his or her guardian or legal representative. Any NQSO transferred by a Non-Employee Director shall not be assignable or transferrable by the transferee. If the Non-Employee Director is married at the time of exercise and if the Non-Employee Director so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Non-Employee Director and the Non-Employee Director's spouse, jointly, with right of survivorship.

      SECTION 8 - Terms and Conditions of Options Granted to Key Employees

         The Options granted to Key Employees pursuant to the Plan shall expressly specify whether they are ISOs or NQSOs; however, if the Option is not designated in the Option Agreement as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. In addition, the Options granted to Key Employees pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan and, for ISOs granted under this Plan, the provisions of section 422(b) of the Code, as the Committee shall deem desirable:

                  (a) Number of Shares. A statement of the number of shares to which the Option pertains.

                  (b) Price. A statement of the Option price which shall be determined and fixed by the Committee in its discretion but shall not be less than the higher of one hundred percent (100%) (one hundred ten percent (110%) in the case of an ISO granted to a more than ten percent (10%) shareholder as discussed in (i) below) of the per share Fair Market Value of Common Stock, or the par value thereof, on the date the Option is granted.

                  (c) Term.

                           (1) ISOs. Subject to earlier termination as provided
                  in Subsections (e), (f) and (g) below and in Section 10 hereof, the term of each ISO shall be not more than ten (10) years (five (5) years in the case of more than ten percent (10%) shareholders as discussed in (i) below) from the date of grant.

                           (2) NQSOs. Subject to earlier termination as provided
                  in Subsections (e), (f) and (g) below and in Section 10 hereof, the term of each NQSO shall be not more than ten (10) years from the date of grant.

                  (d) Exercise.

                           (1) General. Options shall be exercisable in such
                  installments and on such dates, not less than six (6) months from the date of grant, as the Committee may specify, provided that:

                                    (A) In the case of new Options granted to a
                           Key Employee in replacement for options (whether granted under the Plan or otherwise) held by the Key Employee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the replaced options were exercisable, but not earlier than six (6) months from the date of grant of the new Options; and

                                    (B) The Committee may accelerate the
                           exercise date of any outstanding Options (including, without limitation, the six (6) month exercise date referred to in (A) above), in its discretion, if it deems such acceleration to be desirable.

                           Any Option shares, the right to the purchase of which
                  has accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

                           (2) Manner of Payment. The manner(s) in which the
                  Option price may be paid shall be determined by the Committee, in its sole discretion. Such determination shall be made in the Option Agreement and, in the case of an Option which is not intended to be an ISO, may be changed at or prior to the time of exercise in accordance with Section 11. The Committee may determine that the Option price shall be payable:

                                    (A) In cash or its equivalent;

                                    (B) In whole or in part, in Company Common
                           Stock previously acquired by the Key Employee, provided that if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the Option price of an ISO, such shares have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such shares of Common Stock were acquired through exercise of an NQSO or of an option under a similar plan or through exercise of an ISO and are used to pay the Option price of an NQSO, such shares have been held by the Key Employee for a period of more than six months on the date of exercise;

                                    (C) In whole or in part, in Company Common
                           Stock newly acquired by the Optionee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an Option which is an
                           ISO);

                                    (D) In any combination of (A), (B) and (C)
                           above; or

                                    (E) By permitting the Key Employee to
                           deliver a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option.

                           In the event such Option price is paid, in whole or
                  in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the Fair Market Value of the Common Stock so surrendered (determined in accordance with Section 1(b)(6), but on the date of exercise rather than on the date of grant).

                  (e) Termination of Employment. If a Key Employee's employment by the Company (and Related
         Corporations) is terminated by either party prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of:

                           (1) The expiration date specified in such Option; or

                           (2) An accelerated termination date determined by the
                  Committee, in its discretion, except that, subject to Section 10 hereof, such accelerated termination date shall not be earlier than the date of the Key Employee's termination of employment, and in the case of ISOs, such termination date shall not be later than three (3) months after the date of such termination of employment.

                  (f) Exercise upon Disability of Key Employee. If a Key Employee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his or her employment and, prior to the expiration date fixed for his or her Option, his or her employment is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of:

                           (1) The expiration date specified in such Option; or

                           (2) An accelerated termination date determined by the
                  Committee, in its discretion, except that, subject to Section 10 hereof, such accelerated termination date shall not be earlier than the date of the Key Employee's termination of employment by reason of disability, and in the case of ISOs, such date shall not be later than one (1) year after the date of such termination of employment. In the event of the Key Employee's legal disability, such Option may be so exercised by the Key Employee's legal representative.

                           (g) Exercise upon Death of Key Employee. If a Key
                  Employee shall die during his or her employment, and prior to the expiration date fixed for his or her Option, or if a Key Employee whose employment is terminated for any reason, shall die following his or her termination of employment but prior to the earliest of:

                           (1) The expiration date fixed for his or her Option;

                           (2) The expiration of the period determined under
                  Subsections (e) and (f) above; or

                           (3) In the case of an ISO, three (3) months following
                  termination of employment;

         such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Key Employee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Key Employee, at any time prior to the earlier of:

                                    (A) The expiration date specified in such
                           Option; or

                                    (B) An accelerated termination date
                           determined by the Committee, in its discretion except that, subject to Section 10 hereof, such accelerated termination date shall not be earlier than one (1) year, nor later than three (3) years after the date of death.

                  (h)      Non-Transferability.

                           (1) ISOs. No ISO shall be assignable or transferable
                  by the Key Employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Key Employee, the ISO shall be exercisable only by him or by his or her guardian or legal representative. If the Key Employee is married at the time of exercise and if the Key Employee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Key Employee and the Key Employee's spouse, jointly, with right of survivorship.

                           (2) NQSOs. Except as otherwise provided in any Option
                  Agreement, no NQSO shall be assignable or transferable by the Key Employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Key Employee, the NQSO shall be exercisable only by him or by his or her guardian or legal representative. If a Key Employee's Option Agreement provides that the NQSO is transferable, such Option Agreement shall set forth any limitations on the transfer of the NQSO. If the Key Employee is married at the time of exercise and if the Key Employee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Key Employee and the Key Employee's spouse, jointly, with right of survivorship.

                  (i) Ten Percent Shareholder. If the Key Employee owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to such Key Employee, the Option price for the ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five (5) years from the date the ISO is granted. The conditions set forth in this Subsection (i) shall not apply to NQSOs.

                  (j) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

                  If the exercise of any Option is subject to the withholding requirements of applicable federal, state and/or local tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Key Employee to satisfy the minimum required federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their Fair Market Value (determined in accordance with Section 1(b)(6), but on the date of exercise (rather than the date of grant) or if later, the date on which the Optionee recognizes ordinary income with respect to such exercise (the "Determination Date")). An election to use shares of Common Stock to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Committee may not withhold shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. In the event shares of Common Stock acquired under the exercise of an ISO are used to satisfy such withholding requirement, such shares of Common Stock must have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date.

                SECTION 9 - Option Agreements - Other Provisions

         Options granted under the Plan shall be evidenced by Option Agreements in such form as the Committee shall, from time to time, approve, which Option Agreements shall contain such provisions, not inconsistent with the provisions of the Plan for NQSOs granted pursuant to the Plan, and such conditions, not inconsistent with section 422(b) of the Code or the provisions of the Plan for ISOs granted pursuant to the Plan, as the Committee shall deem advisable. Each Key Employee and Non-Employee Director shall enter into, and be bound by, such Option Agreement.

                        SECTION 10 - Capital Adjustments

         The number of shares which may be issued under the Plan, and the maximum number of shares with respect to which options may be granted during a specified period to any Key Employee under the Plan, both as stated in Section 4 hereof, the number of shares with respect to which NQSOs are granted to Non-Employee Directors under Section 7(a), and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options), shall, subject to the provisions of section 424(a) of the Code and as permitted under Rule 16b-3, be adjusted, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

         In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options granted to Key Employees if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Key Employee holding an Option to be terminated not less than seven (7) days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, as provided in Section 8(d) hereof the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

         Notwithstanding the foregoing, in the event of a corporate transaction (as described above) in which holders of Common Stock are to receive cash, securities or other property, and provision is not made for the continuance and assumption of NQSOs granted to Non-Employee Directors, all such outstanding NQSOs shall terminate as of the last business day immediately preceding the closing date of such corporate transaction and the Company shall pay to each Non-Employee Director an amount in cash with respect to each share to which a terminated NQSO pertains equal to the difference between the Option exercise price and the value of the consideration to be received by the holders of Common Stock in connection with such transaction.

                  The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs, such change is excluded from the definition of a "modification" under section 424(h) of the Code.

              SECTION 11 - Amendment or Discontinuance of the Plan

                  (a) General. The Board from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever, and the Committee may amend any outstanding Option in any respect whatsoever, except that the following amendments shall require shareholder approval (given in the manner set forth in Section 11(b) below):

                           (1) With respect to Options which are ISOs, any
                  amendment which would:

                                    (A) Change the class of employees eligible
                           to participate in the Plan;

                                    (B) Except as permitted under Section 10
                           hereof, increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan; or

                                    (C) Extend the duration of the Plan under
                           Section 12 hereof with respect to any ISOs granted hereunder; and

                           (2) With respect to Options, any amendment which
                  would require shareholder approval pursuant to Treas. Reg. ss. 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired); and

                           (3) Any amendment for which shareholder approval is
                  required under the rules of an exchange or market on which Common Stock is listed.

                  Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

                  (b) Shareholder Approval Requirements. The approval of shareholders must comply with all applicable provisions of the corporate charter, bylaws, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of shareholder approval in such case, the approval of shareholders must be effected:

                           (1) By a method and in a degree that would be treated
                  as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders' meeting); or

                           (2) By a majority of the votes cast at a duly held
                  shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the plan.

                  (c) Amendments Affecting Non-Employee Directors. Notwithstanding the foregoing, no amendment to any provision of the Plan that would affect NQSOs to be awarded to Non-Employee Directors shall be made if such amendment would cause the terms and conditions of grants made pursuant to Section 7 of the Plan to fail to be fixed in advance, within the meaning of Securities and Exchange Commission interpretations under Section 16(b) of the Securities Exchange Act of 1934.

                        SECTION 12 - Termination of Plan

         Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on September 3, 2006, which date is within ten (10) years after the date the Plan was adopted by the Board (or the date the Plan was approved by the shareholders of the Company, whichever is earlier), and no Options hereunder shall be granted thereafter. Nothing contained in this Section 12, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on September 3, 2006, which by their terms extend beyond such date.

                           SECTION 13 - Effective Date

         This Plan became effective on September 4, 1996 (the date the Plan was adopted by the Board). As amended and restated, this Plan shall become effective June 4, 1998, subject to shareholder approval in the manner described in Section 11(b).

                           SECTION 14 - Miscellaneous

                  (a) Governing Law. With respect to any ISOs granted pursuant to the Plan and the Option Agreements thereunder, the Plan, such Option Agreements and any ISOs granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Key Employees and Non-Employee Directors under, the Plan, the Option Agreements and any Options granted thereunder shall be governed by applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania.

                  (b) Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Option Agreement.

                  Any Option under the Plan shall not entitle the holder thereof to any rights as a shareholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or the Option Agreement with a Key Employee, the Company shall have the right, in its discretion, to retire a Key Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever.

                  (c) Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf.

                  (d) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option to purchase Common Stock shall become treasury stock.

                  (e) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon a Key Employee or Non-Employee Director to exercise such Option.

                  (f) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, or that action by the Company, Key Employee or Non-Employee Director should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Key Employee or Non-Employee Director or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

                  (g) Rights as a Shareholder. A Key Employee or Non-Employee Director shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

         IN WITNESS WHEREOF, THE JUDGE GROUP, INC. has caused these presents to be duly executed, under seal, this 30th day of April, 1998.

ATTEST:                                       THE JUDGE GROUP, INC.
[SEAL]


/s/ Katharine A. Wiercinski               By: /s/ Martin E. Judge, Jr.
----------------------------------            --------------------------------
Katharine A. Wiercinski, Secretary            Martin E. Judge, Jr., Chairman and
                                              Chief Executive Officer

                              THE JUDGE GROUP, INC.
                            TWO BALA PLAZA, SUITE 405
                         BALA CYNWYD, PENNSYLVANIA 19004

PROXY -- Annual Meeting of Shareholders -- Thursday, June 4, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Martin E. Judge, Jr. as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the Common Shares of The Judge Group, Inc. held of record by the undersigned on May 4, 1998 at the Annual Meeting of Shareholders to be held on Thursday, June 4, 1998 or at any adjournment thereof.

1. ELECTION OF DIRECTORS.

       FOR all nominees listed below        WITHHOLD AUTHORITY to
       (except as marked to the             vote for all nominees
       contrary below) / /                  listed below / /

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

             Randolph J. Angermann, Michael A. Dunn, James C. Hahn,
                   Martin E. Judge, Jr. and Richard T. Furlano

2. PROPOSAL TO AMEND THE COMPANY'S 1996 INCENTIVE STOCK OPTION AND NON-QUALIFIED STOCK OPTION PLAN FOR KEY EMPLOYEES AND NON-EMPLOYEE DIRECTORS.

         FOR / /            AGAINST         / /         ABSTAIN        / /

3. PROPOSAL TO RATIFY THE APPOINTMENT OF RUDOLPH, PALITZ LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

         FOR / /            AGAINST         / /         ABSTAIN        / /

4. In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment.

                 (Continued, and to be signed, on Reverse Side)


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(Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS; FOR PROPOSAL 2; FOR PROPOSAL 3; AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                              Date_____________________________________________

                              Signature________________________________________

                              Signature, if held jointly_______________________


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